CSMC06-1G4AR2  --  4A4

CREDIT SUISSE FIRST BOSTON

Balance Coupon Settle	$3,172,000.00 5.50000 01/31/2006	Delay Dated First Payment	24 01/01/2006 02/25/2006	WAC NET Contrib Wac	5.84000 5.50000 5.84000	WAM WALA	356 4

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	5.789	5.837	6.023	6.334	6.552	7.133	7.782
97-08.00	5.767	5.810	5.978	6.259	6.457	6.980	7.566
97-16.00	5.745	5.784	5.934	6.185	6.361	6.829	7.352
97-24.00	5.723	5.757	5.890	6.110	6.266	6.677	7.138
98-00.00	5.702	5.731	5.846	6.037	6.171	6.527	6.924
98-08.00	5.680	5.705	5.802	5.963	6.076	6.377	6.712
98-16.00	5.659	5.679	5.758	5.889	5.982	6.227	6.500
98-24.00	5.637	5.653	5.714	5.816	5.888	6.078	6.290
99-00.00	5.616	5.627	5.670	5.743	5.794	5.929	6.080
99-08.00	5.595	5.601	5.627	5.670	5.700	5.781	5.870
99-16.00	5.573	5.576	5.584	5.598	5.607	5.633	5.662
99-24.00	5.552	5.550	5.541	5.525	5.514	5.486	5.454
100-00.00	5.531	5.524	5.498	5.453	5.422	5.339	5.247
Spread @ Center Price	119	128	145	161	170	189	213
WAL	19.96	14.52	7.22	3.94	2.99	1.83	1.28
Mod Durn	11.76	9.71	5.77	3.44	2.68	1.69	1.20
Principal Window	Jan25 -Jan27	May19 -Oct21	Oct11 -May15	Aug09 -Jun10	Oct08 -Apr09	Oct07 -Dec07	Apr07 -May07
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.433 4.332 4.287 4.278 4.349 4.524

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/ 000091412105002094/0000914121 -05-002094-index.htm.